Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of salesforce.com, inc., omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2020.

Name of Entity	Jurisdiction
Salesforce Argentina S.R.L.	Argentina
ClickSoftware Australia Pty Ltd	Australia
Datorama Australia Pty Ltd	Australia
ExactTarget Pty. Ltd.	Australia
MuleSoft Australia Pty. Ltd.	Australia
SFDC Australia Pty. Ltd.	Australia
Tableau Australia Pty. Ltd.	Australia
SFDC Netherlands B.V. Belgium Branch	Belgium
ClickSoftware Brazil Solucoes em Gestao de Forcas de Trabalho Ltda.	Brazil
Salesforce Tecnologia, Ltda.	Brazil
MuleSoft Canada Software Inc.	Canada
salesforce.com Canada Corporation	Canada
Salesforce.org Canada ULC	Canada
Tableau Canada Co.	Canada
Compass Acquisition II Corp.	Cayman Islands
Demandware E-Commerce (Shanghai) Ltd.	China
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
salesforce.com Information Technology (Shanghai) Co., Ltd. Beijing Branch	China
Tableau (China) Co., Ltd.	China
Tableau (China) Co., Ltd. Beijing Branch	China
Salesforce.com Danmark, filial af SFDC Sweden AB	Denmark
SFDC Sweden AB, Suomen sivuliike	Finland
ExactTarget S.A.S.	France
salesforce.com France S.A.S.	France
Salesforce.org France SAS	France
SFDC France Data Centre Sárl	France
Tableau France	France
ClickSoftware Central Europe GmbH	Germany
Datorama GmbH	Germany
ExactTarget GmbH	Germany
MuleSoft Germany GmbH	Germany
salesforce.com Germany GmbH	Germany
Salesforce.org Germany GmbH	Germany
SFDC Germany Data Centre GmbH	Germany
Tableau Germany GmbH	Germany
Demandware Hong Kong Limited	Hong Kong
MuleSoft Hong Kong Limited	Hong Kong
salesforce.com Hong Kong Limited	Hong Kong
Tableau Hong Kong Company Limited	Hong Kong
ClickSoftware India Private Limited	India

Name of Entity	Jurisdiction
DimDim Software Private Limited	India
Geocloudio Technologies Private Limited	India
salesforce.com India Private Limited	India
Salesforce.com India Private Limited Gurgaon Branch	India
salesforce.com India Private Limited Bengaluru Branch	India
salesforce.com India Private Limited Hyderabad Branch	India
salesforce.com India Private Limited Mumbai Branch	India
Tableau Software India Pvt. Ltd.	India
Tomax India Software Private Limited	India
ClickSoftware Europe Limited Ireland Branch	Ireland
Salesforce EMEA Limited	Ireland
SFDC International Limited	Ireland
SFDC Ireland Limited	Ireland
SFDO Ireland Limited	Ireland
Tableau Holdings, Unlimited Company	Ireland
Tableau International, Unlimited Company	Ireland
Bonobot Technologies Ltd.	Israel
ClickSoftware Professional Services Ltd.	Israel
ClickSoftware Technologies Ltd.	Israel
Datorama Technologies Ltd.	Israel
Implisit Insights Ltd.	Israel
Kerensen Consulting Israel Ltd.	Israel
salesforce.com Israel Ltd.	Israel
ClickSoftware Technologies Limited Italy Branch	Italy
Demandware S.r.l.	Italy
salesforce.com Italy S.r.l.	Italy
ClickSoftware Japan Pty Ltd.	Japan
Datorama Japan Inc.	Japan
Kabushiki Kaisha salesforce.com	Japan
Tableau Japan K.K.	Japan
Salesforce.com Korea Limited	Korea, Republic of
Tableau Korea Limited Company	Korea, Republic of
Optimizer HoldCo S.a.r.l.	Luxembourg
Optimizer TopCo S.a.r.l.	Luxembourg
SFDC Luxembourg	Luxembourg
SFDC Mexico S. de R.L. de C.V.	Mexico
Salesforce Technologies Morocco	Morocco
MuleSoft Netherlands B.V.	Netherlands
Salesforce.org Netherlands B.V.	Netherlands
SFDC Netherlands B.V.	Netherlands
Tableau Netherlands B.V.	Netherlands
MuleSoft New Zealand Limited	New Zealand
SFDC Australia Pty. Ltd. New Zealand Branch	New Zealand
SFDC Norway AS	Norway

Name of Entity	Jurisdiction
ClickSoftware Singapore Pte. Ltd.	Singapore
Datorama Singapore Pte. Ltd.	Singapore
ExactTarget Pte. Ltd.	Singapore
MuleSoft Singapore HoldCo Pte. Ltd.	Singapore
MuleSoft Singapore Pte. Ltd.	Singapore
salesforce.com Singapore Pte. Ltd.	Singapore
Tableau Asia Pacific Pte. Ltd.	Singapore
ClickSoftware Technologies (Pty) Ltd	South Africa
salesforce Systems Spain, S.L.	Spain
ExactTarget AB	Sweden
SFDC Sweden AB	Sweden
Tableau Sweden AB	Sweden
Salesforce GFO Sarl	Switzerland
salesforce.com sarl	Switzerland
Salesforce.org Switzerland Sarl	Switzerland
salesforce.com Taiwan Limited	Taiwan
ClickSoftware Europe Limited	United Kingdom
Datorama UK Ltd.	United Kingdom
ExactTarget Limited	United Kingdom
MapAnything Limited	United Kingdom
Polgwin 2 Limited	United Kingdom
Salesforce UK Limited	United Kingdom
Salesforce.org EMEA Limited	United Kingdom
SFDC EMEA Data Centre Limited	United Kingdom
SteelBrick Ltd.	United Kingdom
Tableau Software UK Ltd.	United Kingdom
450 Mission LLC	United States of America
AKTA US LLC	United States of America
Attic Labs, LLC	United States of America
BeyondCore, LLC	United States of America
Bonobot Technologies (US), Inc.	United States of America
Buddy Media, LLC	United States of America
ClickSoftware, Inc.	United States of America
Clipboard, LLC	United States of America
CloudConnect, LLC	United States of America
CloudCraze Software LLC	United States of America
Computable Insights LLC	United States of America
Coolan, Inc.	United States of America
CoTweet, Inc.	United States of America
CQuotient, LLC	United States of America
Datorama, Inc.	United States of America
Demandware, LLC	United States of America
Demandware Securities, LLC	United States of America
Diffeo, Inc.	United States of America

Name of Entity	Jurisdiction
DimDim Inc.	United States of America
EdgeSpring, LLC	United States of America
Empirical Systems, Inc.	United States of America
ExactTarget Brazil Holding Company, LLC	United States of America
ExactTarget, LLC	United States of America
Griddable Inc.	United States of America
Heroku, Inc.	United States of America
Heywire, Inc.	United States of America
iGoDigital Holdings, LLC	United States of America
iGoDigital, Inc.	United States of America
Implisit, Inc.	United States of America
Krux Digital, LLC	United States of America
Little Ohana LLC	United States of America
MapAnything, LLC	United States of America
Metamind, Inc.	United States of America
MuleSoft International, LLC	United States of America
MuleSoft, LLC	United States of America
My Salesforce LLC	United States of America
Quip, LLC	United States of America
RebelMail, Inc.	United States of America
RelateIQ LLC	United States of America
roundCorner, LLC	United States of America
Salesforce Communications, LLC	United States of America
Salesforce Development LLC	United States of America
Salesforce Holdings LLC	United States of America
Salesforce Ventures LLC	United States of America
salesforce.com, LLC	United States of America
salesforce.org, LLC	United States of America
Sequence, LLC	United States of America
SFDC 50 Fremont LLC	United States of America
SFDC Holding Co.	United States of America
Spinback, LLC	United States of America
Steelbrick, LLC	United States of America
Tableau Federal, Inc.	United States of America
Tableau International GP	United States of America
Tableau International II LLC	United States of America
Tableau International LLC	United States of America
Tableau Ireland GP	United States of America
Tableau Ireland II LLC	United States of America
Tableau Ireland LLC	United States of America

Name of Entity	Jurisdiction
Tableau Software, LLC	United States of America
Tappingstone Holdings, LLC	United States of America
Tempo AI, Inc.	United States of America
Tomax, LLC	United States of America
Toopher, Inc.	United States of America
Twin Prime, Inc.	United States of America
Unity&Variety, Inc.	United States of America